Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES SECOND

QUARTER 2014 FINANCIAL RESULTS

•                  Revenue increased 4.4% to a record $613.5 million

•                  Adjusted earnings per share surged 34.8% to $0.31

•                  Full-year adjusted earnings per share guidance reaffirmed

•                  Strategic Realignment Plan announced that includes store closures and other initiatives to improve performance and drive growth

Rockford, Michigan, July 15, 2014 — Wolverine Worldwide (NYSE: WWW) today reported financial results for its second fiscal quarter ended June 14, 2014, that included both record revenue and record adjusted earnings.

Second quarter highlights — adjusted to exclude acquisition-related integration expenses and a non-cash restructuring charge — include:

•                  Revenue in the quarter reached $613.5 million, a solid increase of 4.4% versus the prior year.  Underscoring the breadth of the Company’s diversified portfolio, each of its three brand operating groups contributed to the quarter’s revenue growth.

•                  Adjusted operating expenses in the quarter were $190.8 million, a decline of 2.8% versus the prior year.  As a percentage of revenue, adjusted operating expenses were 31.1% compared to 33.4% in the prior year.  Reported operating expenses in the quarter were $196.7 million, a decline of 3.6% vs. the prior year.

•                  Adjusted operating margin expanded 140 basis points to 9.0%.  Reported operating margin was 8.0%.

•                  Adjusted fully diluted earnings per share increased 34.8% to $0.31, compared to an adjusted $0.23 per diluted share in the prior year.  Reported fully diluted earnings were $0.27 per share, an increase of 50% compared to the prior year’s reported earnings of $0.18 per share.

•                  Outstanding operating free cash flow of $113.6 million.

“We are extremely pleased to deliver a record quarter in what continues to be a volatile global retail environment, particularly in the U.S.” said Blake W. Krueger, the Company’s Chairman and Chief Executive Officer.  “All of our operating groups achieved a revenue increase in the quarter, which was spread across nearly every region of the world.  Our Saucony, Keds, Caterpillar Footwear, Chaco and Wolverine brands posted very strong year-over-year results, and double-digit revenue gains in EMEA, Latin America and Asia-Pacific highlight the broad geographic reach of our portfolio.”

Additional financial information from the quarter:

•                  Gross margin was 40.1% compared to the prior year’s gross margin of 41.0%.  The lower gross margin resulted from increased promotional activity designed to combat sluggish U.S. retail traffic in the Company’s consumer-direct business and higher product costs.

•                  The reported effective tax rate in the quarter was 28.2%, significantly higher than the prior year due to a higher mix of earnings in the United States and the expiration of the research and development federal tax credit.

•                  Inventory at the end of the second quarter was down 5.1% compared to the prior year, reflecting the Company’s continued effective working capital management.

•                  The Company reduced its interest-bearing debt by $43.0 million in the quarter, including fully paying off its revolving line of credit.  The Company ended the quarter with cash of $232.4 million and net debt of $898.9 million, with the latter down $108.6 million from prior quarter end.

Based on revised expectations for the remainder of the year, the Company expects its full-year consolidated revenue to approximate $2.775 billion, representing growth of approximately 3% compared to prior year revenue of $2.69 billion.  The Company is reaffirming its adjusted earnings per share estimate in the range of $1.57 to $1.63 per share — growth of 10% to 14% compared to prior year adjusted earnings per share of $1.43.  On a reported basis, earnings per share are expected in the range of $1.32 to $1.38 per share and reflect the impact of the Strategic Realignment Plan outlined below.

“The Company delivered record financial performance in the second quarter, highlighting the strength of our business model and our team’s dedication to identifying operating efficiencies,” commented Don Grimes, Wolverine Worldwide’s Senior Vice President and Chief Financial Officer.  “As we turn to the back half of the year, we have taken a somewhat more conservative approach to our revenue outlook, reflective of a continued soft retail environment in the U.S.  Having said this, we are pleased to reiterate our full-year adjusted earnings per share guidance.”

Strategic Realignment Plan

In a move designed to accelerate growth and improve overall profitability, the Company today also announced a Strategic Realignment Plan (“the Plan”) that includes store closures — primarily within the Stride Rite fleet — and several other initiatives.  The realignment of the consumer-direct business is intended to optimize the fleet of retail locations, right-size the supporting infrastructure, address a fundamental shift in consumer shopping behavior and allow for greater focus on important omni-channel initiatives.

Key components of the Plan include:

•                  Closing approximately 140 retail locations — primarily Stride Rite stores — over the next 18 months.  Of these, the Company expects that approximately 60 stores will close by fiscal year end, with the balance closed by the end of 2015;

•                  Consolidating certain consumer-direct functions, specifically store operations and field support teams, intended to allow for a more effective and efficient management of the retail fleet; and

•                  Implementing organizational and infrastructure changes to realize further synergies.

The Company estimates pretax charges related to the Plan in the range of $30 million to $37 million, and expects to record these charges between now and the end of fiscal 2015 as it executes each component.  Approximately $13 million to $15 million of this estimate represents non-cash charges, primarily asset write-offs related to closed retail locations and restructuring charges related to the remaining retail store fleet and international operations.  Of this non-cash amount, $3.4 million was recorded in the second fiscal quarter.

Once the Plan is fully implemented, the Company expects annual pretax benefits of approximately $11 million and intends to redeploy a meaningful portion of these benefits to further build out consumer-direct omni-channel capabilities and accelerate growth in its wholesale operations.

“The Strategic Realignment Plan announced today is an important step in the evolution of the Company’s consumer-direct operations to meet the changing behavior of today’s consumer,” said Mr. Krueger.  “We are confident that these actions will set a new foundation for our consumer-direct business, help position our Company for future growth and increase shareholder value.”

The Company will host a conference call at 8:30 a.m. EDT today to discuss these results and current business trends.  To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page.  To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.  In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through September 2, 2014.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in over 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements, including statements regarding expected 2014 financial performance, the impact of the Strategic Realignment Plan, and statements about continued effectiveness of the Company’s global business model. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others:  the Company’s ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share data)

	12 Weeks Ended		24 Weeks Ended
	June 14,	June 15,	June 14,	June 15,
	2014	2013	2014	2013

Revenue	$613.5	$587.8	$1,241.1	$1,233.7
Cost of goods sold	367.7	346.7	739.1	730.6
Restructuring costs	0.1	—	0.5	—
Gross profit	245.7	241.1	501.5	503.1
Gross margin	40.1%	41.0%	40.4%	40.8%

Selling, general and administrative expenses	190.8	196.2	381.3	392.0
Acquisition-related integration costs	2.5	7.9	4.1	23.1
Restructuring costs	3.4	—	3.4	—
Operating expenses	196.7	204.1	388.8	415.1
Operating expenses as a % of revenue	32.1%	34.7%	31.3%	33.6%

Operating profit	49.0	37.0	112.7	88.0
Operating margin	8.0%	6.3%	9.1%	7.1%

Interest expense, net	10.5	12.5	21.4	25.4
Other expense, net	—	0.6	0.8	1.0
	10.5	13.1	22.2	26.4
Earnings before income taxes	38.5	23.9	90.5	61.6

Income taxes	10.9	5.8	25.7	13.7
Effective tax rate	28.2%	24.2%	28.4%	22.2%

Net earnings	27.6	18.1	64.8	47.9

Less: net earnings attributable to non-controlling interests	0.1	0.2	0.2	0.2

Net earnings attributable to Wolverine World Wide, Inc.	$27.5	$17.9	$64.6	$47.7

Diluted earnings per share	$0.27	$0.18	$0.64	$0.48

Supplemental information:
Net earnings used to calculate diluted earnings per share	$27.1	$17.6	$63.5	$46.8
Shares used to calculate earnings per share	100.0	98.6	99.9	98.4
Weighted average shares outstanding	101.4	100.3	101.2	99.9

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in millions)

	June 14,	June 15,
	2014	2013
ASSETS:
Cash and cash equivalents	$232.4	$171.0
Accounts receivables, net	434.3	397.9
Inventories, net	459.8	484.7
Other current assets	66.5	69.1
Total current assets	1,193.0	1,122.7
Property, plant and equipment, net	146.0	148.7
Goodwill and other indefinite-lived intangibles	1,135.3	1,137.6
Other non-current assets	206.9	235.7
Total assets	$2,681.2	$2,644.7

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$286.7	$328.5
Current maturities of long-term debt	48.4	37.1
Total current liabilities	335.1	365.6
Long-term debt	1,082.9	1,147.6
Other non-current liabilities	355.3	426.9
Stockholders’ equity	907.9	704.6
Total liabilities and stockholders’ equity	$2,681.2	$2,644.7

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	24 Weeks Ended
	June 14,	June 15,
	2014	2013
OPERATING ACTIVITIES:
Net earnings	$64.8	$47.9
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	25.0	25.6
Deferred income taxes	0.6	(4.6)
Stock-based compensation expense	11.2	13.7
Excess tax benefits from stock-based compensation	(3.7)	(1.2)
Pension expense	5.9	17.2
Restructuring costs	3.9	—
Other	0.5	0.8
Changes in operating assets and liabilities	(42.6)	(11.9)
Net cash provided by operating activities	65.6	87.5

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(12.5)	(14.7)
Investment in joint ventures	(0.7)	(1.6)
Other	(1.6)	1.6
Net cash used in investing activities	(14.8)	(14.7)

FINANCING ACTIVITIES:
Payments of long-term debt	(19.4)	(65.3)
Cash dividends paid	(12.0)	(11.8)
Purchases of shares under employee stock plans	(9.4)	(0.3)
Proceeds from the exercise of stock options	3.8	4.8
Excess tax benefits from stock-based compensation	3.7	1.2
Net cash used in financing activities	(33.3)	(71.4)

Effect of foreign exchange rate changes	0.7	(1.8)
Increase (decrease) in cash and cash equivalents	18.2	(0.4)

Cash and cash equivalents at beginning of year	214.2	171.4
Cash and cash equivalents at end of the period	$232.4	$171.0

WOLVERINE WORLD WIDE, INC.

REPORTED REVENUE BY OPERATING GROUP

(Unaudited)

(in millions)

	2nd Quarter Ended
	June 14, 2014		June 15, 2013		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Lifestyle Group	$264.1	43.0%	$255.2	43.4%	$8.9	3.5%
Performance Group	211.2	34.4%	199.7	34.0%	11.5	5.8%
Heritage Group	113.5	18.5%	110.6	18.8%	2.9	2.6%
Other	24.7	4.1%	22.3	3.8%	2.4	10.8%
Total Revenue	$613.5	100.0%	$587.8	100.0%	$25.7	4.4%

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL Q2 2014 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION AND RESTRUCTURING COSTS*

(Unaudited)

(in millions)

	GAAP Basis	Acquisition-Related Integration	As Adjusted
	Fiscal Q2 2014	and Restructuring Costs	Fiscal Q2 2014

Operating expenses	$196.7	$(5.9)	$190.8

Percentage of revenue	32.1%		31.1%

RECONCILIATION OF FISCAL Q2 2013 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION COSTS*

(Unaudited)

(in millions)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q2 2013	Integration Costs	Fiscal Q2 2013

Operating expenses	$204.1	$(7.9)	$196.2

Percentage of revenue	34.7%		33.4%

RECONCILIATION OF FISCAL Q2 2014 REPORTED OPERATING PROFIT TO OPERATING
PROFIT ADJUSTED TO EXCLUDE RESTRUCTURING AND
ACQUISITION-RELATED INTEGRATION COSTS*

(Unaudited)

(in millions)

		Restructuring and
	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q2 2014	Integration Costs	Fiscal Q2 2014

Operating profit	$49.0	$6.0	$55.0

Percentage of revenue	8.0%		9.0%

RECONCILIATION OF FISCAL Q2 2013 REPORTED OPERATING
PROFIT TO OPERATING PROFIT ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION COSTS*

(Unaudited)

(in millions)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q2 2013	Integration Costs	Fiscal Q2 2013

Operating profit	$37.0	$7.9	$44.9

Percentage of revenue	6.3%		7.6%

COMPONENTS OF OPERATING FREE CASH FLOW*

(Unaudited)

(in millions)

12 Weeks Ended
June 14, 2014

Net cash provided by operating activities	$121.7

Net cash used in investing activities	(8.1)

Operating free cash flow	$113.6

RECONCILIATION OF REPORTED DEBT TO NET DEBT*

(Unaudited)

(in millions)

	Fiscal Q2 2014	Fiscal Q1 2014
GAAP reported debt	$1,131.3	$1,174.3

Cash & cash equivalents	(232.4)	(166.8)

Net debt	$898.9	$1,007.5

RECONCILIATION OF FISCAL Q2 2014 REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE RESTRUCTURING AND ACQUISITION-RELATED
INTEGRATION COSTS*

(Unaudited)

		Restructuring and
	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q2 2014	Integration Costs	Fiscal Q2 2014

Diluted earnings per share	$0.27	$0.04	$0.31

RECONCILIATION OF FISCAL Q2 2013 REPORTED EPS TO EPS ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related	As Adjusted
	Fiscal Q2 2013	Integration Costs	Fiscal Q2 2013

Diluted earnings per share	$0.18	$0.05	$0.23

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO
EXCLUDE RESTRUCTURING AND ACQUISITION-RELATED INTEGRATION COSTS*

(Unaudited)

	GAAP Basis	Restructuring and	As Adjusted
	Full-Year 2014	Acquisition-Related	Full-Year 2014
	Guidance	Integration Costs	Guidance

Diluted earnings per share	$ 1.32 - 1.38	$0.25	$ 1.57 - 1.63

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE RESTRUCTURING, ACQUISITION-RELATED INTEGRATION,
IMPAIRMENT AND DEBT EXTINGUISHMENT COSTS*

(Unaudited)

		Restructuring, Acquisition-Related
	GAAP Basis	Integration, Impairment and	As Adjusted
	Full-Year 2013	Debt Extinguishment Costs	Full-Year 2013

Diluted earnings per share	$0.99	$0.44	$1.43

*                 To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if acquisition-related integration costs, debt extinguishment costs, impairment costs and restructuring costs were excluded.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  In addition, the Company presents operating free cash flow and net debt as non-GAAP financial measures. The Company has defined operating free cash flow as cash provided by (used in) operating activities less cash used in investing activities.  The Company views operating free cash flow as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund other financing activities.  The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.